UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2021

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HANCOCK WHITNEY CORPORATION
(Exact Name of Registrant as Specified in Charter) ________________
Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi (Address of Principal Executive Offices)	39501 (Zip Code)
Registrant’s telephone number, including area code: (228) 868-4000
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class COMMON STOCK, $3.33 PAR VALUE 6.25% SUBORDINATED NOTES	Trading Symbol HWC HWCPZ	Name of Exchange on Which Registered The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Boards of Directors (the “Boards”) of Hancock Whitney Corporation (the “Company”) and its wholly-owned subsidiary, Hancock Whitney Bank, voted to increase the size of each of the Boards from 14 to 16 directors and appointed Sonia A. Pérez and H. Merritt Lane, III as new directors to fill the resulting vacancies. Ms. Pérez has been appointed to the Board Risk Committee and the Credit Risk Management Sub-Committee of the Company Board, is an independent director, and will stand for election at the Company’s 2022 annual meeting of shareholders. Mr. Lane has been appointed to the Board Risk Committee and the Credit Risk Management Sub-Committee of the Company Board, is an independent director, and will stand for election at the Company’s 2022 annual meeting of shareholders.

Ms. Pérez has served as the President, Southeast States, for AT&T Inc. since 2018. In this capacity, Ms. Pérez is responsible for the development of the company’s overall strategic plan in the Southeast region, which includes responsibility for leading a workforce of more than 9,600 employees, overseeing operations including technology deployment and infrastructure investment and directing teams responsible for implementing public policy, legislative, regulatory and philanthropic initiatives. Ms. Pérez joined AT&T in 2005 and previously served as President, AT&T Louisiana from 2010 to 2018 and Vice President, AT&T Texas, from 2005 to 2010. Prior to 2005, Ms. Pérez was employed at SBC (formerly Southwestern Bell), from 1979 until SBC’s 2005 acquisition of AT&T, at which time SBC adopted the AT&T name. Ms. Pérez has served on the board of directors of Sanderson Farms, Inc., a publicly traded Mississippi-based poultry processing company, since 2019. Ms. Pérez holds a Bachelor of Journalism degree from the University of Texas. During her career, Ms. Pérez has developed a well-respected reputation for pioneering Latina leadership.

Mr. Lane has served as the Chairman, President and Chief Executive Officer of Canal Barge Company, Inc., a New Orleans based marine transport, services and liquid storage company, since 1994. He joined Canal Barge Company in 1986 and held several marketing and executive positions prior to his appointment as President in 1994. Mr. Lane currently serves on the board of directors of Pontchartrain Materials Corporation, L.L.C., a privately held construction aggregate supplier, where he has been a director since 2001. Mr. Lane has previously served on the boards of directors of several additional companies, including International Shipholding Corp., a publicly traded marine transportation company, from 2004 to 2015 and Hibernia Homestead Bancorp., Inc., a New Orleans based community bank holding company, from 2008 to 2018. Mr. Lane holds a Bachelor of Science degree in Finance from the University of Virginia.

Ms. Pérez and Mr. Lane will be entitled to receive compensation for their Board service in accordance with the Company’s standard compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2021. To ensure compliance with Mississippi state law requirements for bank holding company director stock ownership, in connection with their appointments, Ms. Pérez and Mr. Lane were each granted 100 shares of the Company’s common stock, par value $3.33 per share, which were fully vested upon issuance under the Company’s 2020 Long Term Incentive Plan. Neither Ms. Pérez nor Mr. Lane was selected as a member of the Boards pursuant to any arrangement or understanding between them and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Ms. Pérez and the Company and Mr. Lane.

On October 28, 2021, the Company issued a press release announcing the appointment of Ms. Pérez and Mr. Lane to the Boards. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 28, 2021 announcing the appointment of Sonia A. Pérez and H. Merritt Lane, III as Directors of the Company and Hancock Whitney Bank.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

October 28, 2021	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer